EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

         The undersigned, Elaine K. Roberts, President and Chief Financial Officer of Oppenheimer Holdings Inc.
(the "Company"), hereby certifies that to her knowledge the Quarterly Report on Form 10-Q for the period ended
March 31, 2004 of the Company filed with the Securities and Exchange Commission on the date hereof  (the "Report")
fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Company for the period specified.

         Signed at the City of Toronto, Ontario, Canada, this 6 day of May, 2004.

                                                       "E.K. Roberts"
                                                       Elaine K. Roberts
          President and Chief Financial Officer